SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      May 25, 2000
               (May 15, 2000)



                 Texarkana First Financial Corporation
   --------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)



         Texas                     1-13842            71-0771419
   -------------------------     -------------     --------------------
(State or other jurisdiction     (Commission       (IRS Employer
     of incorporation)            File Number)      Identification No.)



   3rd and Olive Streets, Texarkana, Arkansas         71854-5917
   --------------------------------------------------------------------
     (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code   (870)773-1103



                             Not Applicable
   --------------------------------------------------------------------
   (Former name or former address, if changed since last report.)



Item 5.  Other Events

     On May 15, 2000, Texarkana First Financial Corporation, a Texas corporation (the "Registrant") and First United Bancshares, Inc., an Arkansas corporation ("First United"), entered into an Agreement and Plan of Reorganization ("Reorganization Agreement") pursuant to which, among other things, First United will acquire the Registrant through an all cash merger of a wholly-owned subsidiary of First United with and into the Registrant. Following the merger, the Registrant, as the surviving corporation, will then be merged into First United. Under the terms of the Reorganization Agreement, First United will acquire all of the outstanding stock and existing options of the Registrant for $37.5 million in cash, or $23.35 per share. The merger is subject to the satisfaction or waiver by the parties of certain closing conditions, including the receipt of all necesssary regulatory, corporate and other approvals. The merger also is subject to certain termination rights specified in the Reorganization Agreement. The proposed transaction is expected to close in the third quarter of 2000.

     The Reorganization Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing descriptions of the Reorganization Agreement and the merger are qualified in their entirety by reference to the terms of the Reorganization Agreement. The description of certain terms of the Reorganization set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Reorganization Agreement.

     Also on May 15, 2000, the Registrant issued a press release announcing the transaction. A copy of the press release is filed as
Exhibit 99.1 hereto, which is incorporated herein by reference. The news release may be deemed to be solicitation material with respect to the proposed merger of Texarkana and First United. Texarkana and its directors may be deemed to be participants in the solicitation of proxies with respect to a shareholder meeting to be held in connection with such merger. Texarkana's directors include John M. Andres, John E. Harrison, Arthur L. McElmurry, James W. McKinney, Donald N. Morriss and Josh R. Morriss, Jr. At March 31, 2000, Texarkana's directors, as a group, were beneficial owners of 200,476 shares (13.0%) of the outstanding common stock of Texarkana, with individual beneficial ownership of James W. McKinney at 69,605 shares (4.5%), John E. Harrison at 64,611 shares (4.2%), Donald N. Morriss at 21,829 shares (1.4%), Arthur L. McElMurry at 15,829 shares (1.0%), Josh R. Morriss, Jr. at 15,773 shares (1.0%) and John M. Andres at 12,829 shares (.8%).

     In connection with the proposed merger, Texarkana will file a proxy statement with the Securities and Exchange Commission. Shareholders of Texarkana are encouraged to read the proxy statement, because it will contain important information about the merger, Texarkana and First United. After the proxy statement is filed with the SEC, it will be provided to the Texarkana shareholders in connection with their shareholders meeting and will be available free of charge, both on the SEC's web site (www.sec.gov) and from Texarkana's corporate secretary.



Item 7. Financial Statements and Exhibits.

                            Exhibit Index

Exhibit No.     Description
-----------     --------------------------------------------
    2.1         Agreement and Plan of Reorganization

   99.1 Press Release of the Registrant, released on May 15, 2000.





                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                                 Texarkana First Financial Corporation
                                 -------------------------------------
                                             (Registrant)




Date:  May 25, 2000              By:   /s/ James W. McKinney
                                     ---------------------------------
                                      James W. McKinney
                                      Chairman and CEO








                                  Exhibit 2.1








                      AGREEMENT AND PLAN OF REORGANIZATION


                                     Between


                          FIRST UNITED BANCSHARES, INC.,


                                       AND


                      TEXARKANA FIRST FINANCIAL CORPORATION

                               TABLE OF CONTENTS

Section                                                                   Page
                                   ARTICLE I

                                  The Merger

SECTION 1.01.   The Merger ................................................. 2

SECTION 1.02.   Conversion of FFC Stock .................................... 2

SECTION 1.04.   Exchange Procedures ........................................ 4

SECTION 1.04.   Effective Time of the Merger ............................... 5

SECTION 1.05.   Closing .................................................... 6

SECTION 1.06.   Subsidiary Mergers ......................................... 6


                                   ARTICLE II

                     Representations and Warranties of FFC

SECTION 2.01.   Organization of FFC ........................................ 6

SECTION 2.02.   Capital Structure of FFC ................................... 7

SECTION 2.03.   Ownership and Organization of FSA .......................... 7

SECTION 2.04.   Capital Structure of FSA ................................... 8

SECTION 2.05.   Subsidiaries ............................................... 8

SECTION 2.06.   Authority .................................................. 8

SECTION 2.07.   No Default ................................................. 9

SECTION 2.08.   FFC Financial Statements .................................. 10

SECTION 2.09.   FFC Reports ............................................... 11

SECTION 2.10.   Information Supplied ...................................... 11

SECTION 2.11.   Authorizations; Compliance with Applicable Laws             12

                                     Page i

Section                                                                   Page

SECTION 2.12.   Compliance With Environmental Laws ........................ 13

SECTION 2.13.   Litigation and Claims ..................................... 16

SECTION 2.14.   Taxes ..................................................... 16

SECTION 2.15.   Certain Agreements ........................................ 17

SECTION 2.16.   Employee Benefit Plans .................................... 18

SECTION 2.17.   Insurance ................................................. 25

SECTION 2.18.   Conduct of FFC to Date .................................... 25

SECTION 2.19.   Material Adverse Change ................................... 27

SECTION 2.20.   Properties, Leases and Other Agreements ................... 27

SECTION 2.21.   No Untrue Statements ...................................... 28

SECTION 2.22.   Proper Documentation ...................................... 28

SECTION 2.23.   Material Contracts ........................................ 30

SECTION 2.24.   Regulatory Approvals ...................................... 31

SECTION 2.25.   Federal Financial Assistance .............................. 31

                                  ARTICLE III

                  Representations and Warranties of Bancshares

SECTION 3.01.   Organization of Bancshares ................................ 32

SECTION 3.02.   Authority ................................................. 32

SECTION 3.03.   No Default ................................................ 32

SECTION 3.04.   Bancshares Financial Statements ........................... 33

SECTION 3.05.   No Untrue Statements ...................................... 33

SECTION 3.06.   Material Adverse Change ................................... 34

                                     Page ii

Section                                                                   Page

SECTION 3.07.   Authorizations; Compliance with Applicable Laws ........... 34

SECTION 3.08.   Regulatory Approval ....................................... 34

SECTION 3.09.   Accredited Investor ....................................... 34

                                   ARTICLE IV

                               Agreements of FFC

SECTION 4.01.   Affirmative Covenants of FFC .............................. 35

SECTION 4.02.   Negative Covenants of FFC ................................. 36

SECTION 4.03.   Access and Information .................................... 39

SECTION 4.04.   FFC Shareholders Meeting .................................. 40

SECTION 4.05.   Proxy Statement ........................................... 40

SECTION 4.06.   Termination or Merger of Employee Benefit Plans ........... 41

SECTION 4.07.   FFC ESOP .................................................. 42

SECTION 4.08.   FFC's Disclosure Schedule ................................. 43

                                   ARTICLE V

                            Agreements of Bancshares

SECTION 5.01.   Regulatory Approvals ...................................... 43

SECTION 5.02.   Bancshares Employee Benefit Plans ......................... 44

SECTION 5.03.   Indemnification ........................................... 47

                                   ARTICLE VI

                              Additional Agreements

SECTION 6.01.   Legal Conditions to Merger ................................ 49

SECTION 6.02.   Reports ................................................... 50

                                     Page iii

Section                                                                   Page

SECTION 6.03.   Update Disclosure; Breaches ............................... 51

SECTION 6.04.   Ability to Perform ........................................ 51

SECTION 6.05.   Brokers or Finders ........................................ 51

SECTION 6.06.   Reasonable Efforts ........................................ 51

SECTION 6.07.   Governmental and Other Third Party Approvals .............. 52

SECTION 6.08.   Nonpublic Information ..................................... 52


                                   ARTICLE VII

                              Conditions Precedent

SECTION 7.01.   Conditions to Each Party's Obligation to Effect the Merger  53

SECTION 7.02.   Conditions to Obligations of Bancshares ................... 54

SECTION 7.03.   Conditions to Obligations of FFC .......................... 56

                                   ARTICLE VIII

                            Termination and Amendment

SECTION 8.01.   Termination ............................................... 57

SECTION 8.02.   Effect of Termination ..................................... 58

SECTION 8.03.   Amendment ................................................. 58

SECTION 8.04.   Extension; Waiver ......................................... 59

                                   ARTICLE IX

                               General Provisions

SECTION 9.01.   Notices ................................................... 59

SECTION 9.02.   Interpretation ............................................ 60

                                     Page iv

Section                                                                   Page

SECTION 9.03.   Counterparts .............................................. 60

SECTION 9.04.   Entire Agreement .......................................... 60

SECTION 9.05.   Governing Law ............................................. 61

SECTION 9.06.   Publicity ................................................. 61

SECTION 9.07.   Assignment ................................................ 61

SECTION 9.08.   Knowledge of FFC .......................................... 61

SECTION 9.09.   Material Adverse Change ................................... 61

SECTION 9.10.   Severability .............................................. 62

SECTION 9.11.   Successors and Assigns .................................... 62

SECTION 9.12.   Expenses .................................................. 62

SECTION 9.13.   Non-Survival of Representations and Warranties ............ 62








EXHIBIT A        Plan of Merger
EXHIBIT 7.02(c)  Legal Opinion of Jenkens & Gilchrist, P.C.
EXHIBIT 7.02(h)  Noncompetition Agreement
EXHIBIT 7.02(i)  FFC Option Holder Agreement and Waiver
EXHIBIT 7.03(d)  Legal Opinion of Mitchell, Williams, Selig, Gates & Woodyard,
                 P.L.L.C.

                                     Page v

                             INDEX OF DEFINED TERMS
                                                                       Section

Act ..................................................................... 3.09

Agreement ............................................................. Page 1

Articles of Merger ...................................................... 1.04

BHC Act .............................................................. 2.07(a)

Bancshares ............................................................ Page 1

Bancshares Financial Statements ......................................... 3.04

Bancshares Permits .......................................................3.07

Certificate, Certificates ................................................1.03

Closing ................................................................. 1.05

Closing Date ............................................................ 1.05

Code .....................................................................2.16

Competing Transaction ................................................ 4.02(f)

Continuing Employee ..................................................... 5.02

Effective Time .......................................................... 1.04

Employee Benefit Plans .................................................. 2.16

Environmental Laws ................................................... 2.10(f)

ERISA ................................................................... 2.16

ESOP .................................................................... 4.06

Exchange Act ............................................................ 2.07

401(k) Plan .......................................................... 5.02 C.

FDIC .................................................................... 2.09

                                     Page vi

Index of Defined Terms                                                 Section

FFC ................................................................... Page 1

FFC Disclosure Schedule ................................................. 4.08

FFC Financial Statements ................................................ 2.08

FFC Material Contracts .................................................. 2.23

FFC Merger .............................................................. 1.06

FFC Options ............................................................. 1.02

FFC Permits ............................................................. 2.11

FFC Property ......................................................... 2.12(h)

FFC Reports ............................................................. 2.09

FFC Shareholder ......................................................... 1.02

FFC Stock ............................................................. Page 1

FSA .................................................................. 3.12(a)

FSA Merger .............................................................. 1.06

FRB ..................................................................... 2.10

GAAP .................................................................... 2.08

Governmental Entity ..................................................... 2.07

Hazardous Materials .................................................. 2.10(g)

Held to Maturity ..................................................... 4.02(m)

HOL Act ................................................................. 2.01

Indemnified Parties ..................................................... 5.03

Injunction ........................................................... 7.01(c)

                                     Page vii

Index of Defined Terms                                                 Section

Instructions ............................................................ 1.03

IRS ..................................................................... 2.14

Laws .............................................................. 2.11, 3.07

Merger ................................................................ Page 1

Merger Agreements ..................................................... Page 1

Option Consideration ............................................. 1.02(a)(ii)

OTS ..................................................................... 1.03

Paying Agent ............................................................ 1.03

Per Share Purchase Price .......................................... 1.02(a)(i)

Plan of Merger ........................................................ Page 1

Proxy Statement ...................................................... 2.10(b)

Purchase Price .......................................................... 1.02

SEC ..................................................................... 2.09

Securities Act .......................................................... 2.07

Sub ................................................................... Page 1

Subsidiary Mergers ...................................................... 1.06

Tax, Taxes, Taxable ..................................................... 2.14

TBCA .................................................................... 1.01

Transmittal Items ....................................................... 1.03

Transmittal Letter ...................................................... 1.03

Violation ............................................................... 3.04

Voting Debt ............................................................. 3.03

                                     Page viii

                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization ("Agreement") is made as of May 15, 2000 by and between First United Bancshares, Inc.
("Bancshares") and Texarkana First Financial Corporation ("FFC").

     WHEREAS, FFC owns one hundred percent (100%) of the issued and outstanding shares of capital stock of First Federal Savings & Loan Association of Texarkana, Texarkana, Arkansas ("FSA"); and

     WHEREAS, Bancshares desires to acquire one hundred percent (100%) of the capital stock of FFC (the "FFC Stock") upon the terms and conditions hereinafter set forth through the merger of a newly created subsidiary of Bancshares ("Sub") with and into FFC with FFC to be the surviving corporation, (the "Merger"), pursuant to a Plan of Merger in substantially the form attached hereto as Exhibit A (the "Plan of Merger"); and

     WHEREAS, it is the intention of the parties to this Agreement that the Merger shall not subject either party or Sub to any federal income tax pursuant to provisions of the Internal Revenue Code; and

     WHEREAS, the respective Boards of Directors of Bancshares and FFC believe that such proposed Merger and the exchange of cash for the FFC Stock, pursuant and subject to the terms of this Agreement and the Plan of Merger (the "Merger Agreements"), is in the best interests of their respective corporations and shareholders; and
     WHEREAS, Bancshares and FFC desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                               Terms of The Merger

   1.01. The Merger. Subject to the terms and conditions of this Agreement, Bancshares and FFC agree to effect the Merger of Sub, a wholly-owned subsidiary of Bancshares to be created by Bancshares, with and into FFC in accordance with the Texas Business Corporation Act (the "TBCA"). FFC shall be the surviving corporation under the Merger. The separate corporate identity of Sub shall cease upon consummation of the Merger. The Merger will not effect any changes in FFC's Articles of Incorporation.

   1.02.  Conversion of FFC Stock.
          (a)  Purchase Price.   At the Effective Time (as defined in Section
1.04), by virtue of the Merger and without any action on the part of any holder of FFC Stock ("FFC Shareholder"), but subject to the rights of dissenting shareholders of FFC, all of the shares of the FFC Stock issued and outstanding and all options to purchase shares of FFC Stock (the "FFC Options") which are outstanding and unexercised immediately prior to the Effective Time, shall be converted into the right to receive from Bancshares, an aggregate amount in cash equal to $37,500,000 (the "Purchase Price"). The Purchase Price shall be allocated to the holders of the FFC Stock and FFC Options as follows:

             (i) FFC Stock. For each share of FFC Stock issued and outstanding at the Effective Time, an amount in cash of $23.35208 per share (the "Per Share Purchase Price"). Subject only to dissenter's rights under Articles 5.11 through 5.13 of the TBCA, at the Effective Time all shares of FFC Stock shall no longer be outstanding and shall be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of FFC Stock shall cease to have any rights thereto, except the right to receive, upon surrender of the certificate(s) representing any such shares of FFC Stock, his pro rata share of the Purchase Price.

             (ii) FFC Options. For each FFC Option outstanding and unexercised immediately prior to the Effective Time, an amount in cash calculated in the manner provided in this Section 1.02(a)(ii). The amount of cash to be received by each holder of an FFC Option shall be equal to the mathematical result obtained by multiplying (x) the Per Share Purchase Price less the weighted average per-share exercise price of all FFC Options held by such holder, by (y) the number of shares subject to FFC Options held by such holder (such amount of cash to be received by a holder of FFC Options with respect to such holder's total FFC Options being the "Option Consideration").

          (b) Cancellation of Shares. All shares of FFC Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except dissenter's rights or the right to receive a pro rata cash payment as provided in this Section 1.02 and Section 1.03 and in accordance with the Plan of Merger, without interest.

          (c) Acceleration and Cancellation of Options. The right to exercise all FFC Options shall be accelerated and all FFC Options shall be deemed exercised immediately prior to the Effective Time. All holders of FFC Options prior to the Effective Time shall cease to have any rights with respect thereto except the right to receive a pro rata cash payment as provided in this Section 1.02 and Section 1.03 and in accordance with the Plan of Merger, without interest.

          (d) Conversion of Stock of Sub. At the Effective Time, the shares of Sub common stock validly issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action by the holder thereof, be converted into the capital stock of FFC, so that all shares of capital stock of FFC will be owned by Bancshares. The outstanding certificates representing shares of Sub common stock will, after the Effective Time, be deemed to represent the number of shares of FFC into which they have been converted and may be exchanged for new certificates of FFC upon request of the holder thereof.

          (e) Dissenting Shareholders. Any shares of FFC Stock held by FFC Shareholders who perfect their dissenters' rights under the TBCA shall not be converted as provided herein but shall, after the Effective Time, represent such rights as are granted to dissenting shareholders by the TBCA.

   1.03. Exchange Procedures. No later than twenty (20) days prior to the Effective Time, Bancshares shall furnish to FFC, and FFC shall mail to each holder of record of the FFC Stock and FFC Options, addressed to the most current address of such persons according to the records of FFC, the following: (i) a letter of transmittal specifying that delivery of certificates representing ownership of FFC Stock or FFC Options ("Certificates" or, individually, a "Certificate") shall be effected and risk of loss shall pass, on or after the Effective Time only upon delivery of the Certificates to First United Trust Company, N.A. (the "Paying Agent"), which shall be in a form and contain any other provisions as Bancshares may reasonably require (the "Transmittal Letter"), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash in the amount of the consideration due hereunder (the "Instructions"). The Instructions shall request holders to deliver their Certificates, a properly completed, duly executed Transmittal Letter, and any other documentation that may be required from such holder pursuant to the Instructions (collectively, the "Transmittal Items") to the Paying Agent, and shall state that (x) occurrence of the Effective Time is contingent upon the satisfaction of significant conditions, including regulatory approval of the Merger and expiration of statutory waiting periods, and (y) the Transmittal Items will be returned to the holders thereof if the Agreement is terminated prior to the Effective Time. Bancshares shall instruct the Paying Agent that, on and after the Effective Time, upon the delivery to the Paying Agent of the properly completed Transmittal Items, the Paying Agent is to pay the holder of such Certificate in exchange therefor the amount of cash such holder is entitled to receive in respect of the Certificate surrendered, pursuant to the provisions of Section 1.02 and this Section 1.03, payable by check or direct deposit into such shareholder's or option holder's account with FSA, and the Certificate so surrendered shall forthwith be canceled.
Such payments shall be made, in the case of holders whose properly completed Transmittal Items are delivered to the Paying Agent no later than ten (10) days prior to the Effective Time, by mailing checks or making the direct deposit immediately after the Effective Time and in no event later than the next business day after the Effective Time, and in all other cases, by mailing checks or making the direct deposit promptly, but in no event more than ten
(10) days following the later of (i) the Effective Time, or (ii) the date on which the properly completed Transmittal Items are delivered to the Paying Agent. Only holders of Certificates who have delivered their properly completed Transmittal Items to the Paying Agent no later than ten (10) days prior to the Effective Time shall be eligible to receive payment at the Effective Time as herein provided. Notwithstanding the foregoing, no payment shall be made to an individual under this section until the Paying Agent has received from such holder all of the required Transmittal Items properly completed in accordance with the instructions. No payment shall be made for the Certificates prior to the Effective Time, and no interest shall be payable with respect to the payment of the Purchase Price.

   1.04. Effective Time of the Merger. Subject to the provisions of this Agreement, articles of merger shall be duly prepared and executed by Sub and FFC (the "Articles of Merger") and thereafter delivered to the Secretary of State of Texas for filing, as provided in the TBCA, as soon as practicable on or after the Closing Date (as defined in Section 1.05). The Merger shall become effective upon the approval and filing of the Articles of Merger by the Secretary of State of Texas (the "Effective Time").

   1.05. Closing. The closing of the Merger (the "Closing") will take place at the offices of Bancshares at a time and on a date (the "Closing Date") to be specified in writing by the parties as soon as reasonably practicable after the later to occur of all regulatory and other approvals and the expiration of all waiting periods but in no event later than ten (10) business days after the satisfaction of all conditions set forth in Article VII.

   1.06. Subsidiary Mergers. Immediately after the Effective Time FFC shall be merged with and into Bancshares in accordance with the provisions of the TBCA and the Arkansas Business Corporation Act, with Bancshares to be the surviving corporation (the "FFC Merger"). Also, immediately after the Effective Time FSA shall be merged with and into FirstBank, Texarkana, Texas, with FirstBank to be the surviving entity (the "FSA Merger"). FFC and Bancshares will take and will, respectively, cause FSA and FirstBank to take, all such actions as are necessary to effect the FFC Merger and the FSA Merger (which together are referred to herein as the "Subsidiary Mergers") immediately after the Effective Time, including the filing of all necessary applications for approval by banking regulators, providing information, and taking all necessary corporate action.


                                   ARTICLE II

                     Representations and Warranties of FFC

FFC hereby represents and warrants to Bancshares and United the following:

   2.01. Organization of FFC. FFC is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas and has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. FFC is qualified to do business in Arkansas and FFC is not qualified to do business in any other state or foreign jurisdiction, and its ownership or leasing of property or the conduct of its business does not require it to be so qualified. FFC is registered as a savings and loan holding company with the Office of Thrift Supervision ("OTS") under the Home Owners Loan Act of 1933, as amended (the "HOL Act"). FFC has delivered to Bancshares true, accurate and complete copies of its currently effective Articles of Incorporation and Bylaws, including all amendments thereto.

   2.02. Capital Structure of FFC. The authorized capital stock of FFC consists of (i) 15,000,000 shares of common stock, $0.01 par value, of which 1,983,750 shares are issued, 1,539,342 shares are outstanding and 444,408 shares are held by FFC in its treasury and (ii) 5,000,000 shares of preferred stock, no par value, none of which are issued and outstanding. Options to purchase 172,614 shares of FFC common stock are outstanding, all of which shall be deemed to be exercised immediately prior to Closing. All outstanding shares of FFC common stock are validly issued, fully paid, nonassessable, and have not been issued in violation of any preemptive rights. FFC has not issued and has no outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"). Except as described herein, there are no outstanding options, warrants, calls, rights, or agreements of any character whatsoever to which FFC is a party or by which FFC is obligated to issue, deliver or sell additional shares of capital stock or any Voting Debt or by which FFC is obligated to grant, extend or enter into any such option, warrant, call, right or agreement.

   2.03. Ownership and Organization of FSA. FFC directly and beneficially owns all of the shares of the outstanding capital stock of FSA. FSA is a federal savings association duly organized and in good standing under the laws of the United States and has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. FFC has caused FSA to deliver to Bancshares true, accurate and complete copies of its currently effective Articles of Association and Bylaws, including all amendments thereto.

   2.04. Capital Structure of FSA. The authorized capital stock of FSA consists of (i) 10,000,000 shares of common stock $0.01 par value, of which 100 shares are issued and outstanding and no shares are held by FSA in its treasury and (ii) 5,000,000 shares of preferred stock, $0.01 par value, none of which are issued and outstanding. All of the outstanding shares of common stock of FSA are fully paid and nonassessable and are owned by FFC free and clear of any claim, lien, encumbrance or agreement with respect thereto and were not issued in violation of any preemptive rights. FSA has not issued and has no outstanding Voting Debt. There are no outstanding options, warrants, calls, rights, or agreements of any character whatsoever to which FSA is a party or by which FSA is obligated to issue, deliver or sell additional shares of capital stock or any Voting Debt or by which FSA is obligated to grant, extend or enter into any such option, warrant, call, right or agreement.

   2.05. Subsidiaries. FFC has no subsidiaries other than FSA. Except as described herein and except for securities held in FSA's capacity as a fiduciary or as investments made and held in the ordinary course of business, neither FFC nor FSA owns beneficially, directly or indirectly, any class of equity securities, partnership interests or similar interests of any corporation, bank, partnership, limited partnership, business trust, association or similar organization.

   2.06. Authority. FFC has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and, subject only to approval of this Agreement and the Plan of Merger by the shareholders of FFC and by applicable regulatory authorities, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of FFC's board of directors. This Agreement and the Plan of Merger have been duly executed and delivered by FFC, and, subject to such shareholder approval, each constitutes a valid and binding obligation of FFC enforceable in accordance with its terms, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   2.07.  No Default.
          (a) Except as set forth in Schedule 2.07 of FFC's Disclosure Schedule, the execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), pursuant to any provision of (i) the Articles of Incorporation, Articles of Association, or Bylaws of FFC or FSA or (ii) any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FFC or FSA or their respective properties or assets, except where such violation would not have a material adverse effect on the business, operations or financial condition of FFC and FSA taken as a whole. Other than in connection or in compliance with the provisions of the TBCA, the Securities Act of 1933, as amended and the regulations thereunder (the "Securities Act"), the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states, and consents, authorizations, approvals, notices or exemptions required under the Bank Merger Act, the Bank Holding Company Act of 1956 (the "BHC Act"), the HOL Act, Arkansas banking laws, Texas banking laws, and from other Governmental Entities (as defined below), no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to FFC or FSA in connection with the execution and delivery of this Agreement and the Plan of Merger by FFC or the consummation by FFC of the transactions contemplated hereby and thereby.

          (b) Neither FFC nor FSA is in default under any material agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party, by which it is bound, or to which its properties or assets are subject.

   2.08.  FFC Financial Statements.
          (a) The (i) consolidated balance sheet of FFC as of September 30, 1999 and 1998 and the related consolidated statements of income, consolidated statements of cash flows and consolidated statements of shareholders equity for the years then ended certified Wilf & Henderson, P.C., and (ii) the internally prepared and unaudited financial statements for FFC and FSA dated February 29, 2000, (items (i) & (ii) being called collectively the "FFC Financial Statements"), copies of which have been furnished by FFC to Bancshares, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except as otherwise noted therein and, except for year-end adjustments of the unaudited financial statements of a nonmaterial nature), present fairly the consolidated financial condition of FFC and the financial condition of FSA, at the dates, and the results of operations and cash flows for the periods, stated therein.

          (b) Neither FFC nor FSA has any liability of any nature, whether direct, indirect, accrued, absolute, contingent or otherwise, which is material to FFC and is required to be so disclosed under GAAP, except as provided for or disclosed in the FFC Financial Statements and except for such liabilities as are incurred in the ordinary course of business.

   2.09. FFC Reports. FFC and FSA have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the OTS, (ii) the Federal Deposit Insurance Corporation ("FDIC"), (iii) the Securities and Exchange Commission ("SEC") and (iv) any other applicable Governmental Entity (all such reports and statements are collectively referred to herein as the "FFC Reports"), except where such failure to file would not have a material adverse effect on the business operations or financial condition of FFC or FSA. The FFC Reports complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   2.10.  Information Supplied.
          (a) None of the information provided or to be provided by FFC for inclusion or incorporation by reference in any document to be filed with the SEC, the Board of Governors of the Federal Reserve System ("FRB"), the FDIC, the Texas Banking Commissioner or any regulatory agency or officer in connection with the transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) None of the information with respect to FFC or FSA to be included in the Proxy Statement (as defined below) will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the FFC Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Proxy Statement."

   2.11. Authorizations; Compliance with Applicable Laws. FFC and FSA hold all authorizations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operations of the businesses of FFC or FSA (the "FFC Permits"). FFC and FSA are in compliance with the terms of the FFC Permits, except where the failure so to comply would not have a material adverse effect on FFC or FSA. To the knowledge of FFC, the businesses of FFC and FSA are not being conducted in violation of any federal, state or local law, statute, ordinance or regulation of any Governmental Entity (collectively "Laws"), except for possible violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on FFC or FSA. Other than routine, scheduled examinations by banking regulators, no investigation or review by any Governmental Entity with respect to FFC or FSA is pending or, to the knowledge of FFC, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

   2.12.  Compliance With Environmental Laws.  Except as disclosed in Schedule
2.12 of FFC's Disclosure Schedule:

          (a) To the knowledge of FFC, FFC and FSA are, and at all times have been, in material compliance with, and have not been and are not in violation of or liable under, any Environmental Law as defined below. FFC and FSA do not have any basis to expect, nor has either received, any actual or threatened order, notice or other communication from (a) any Governmental Entity or private citizen acting in the public interest, or (b) the current or prior owner or operator of any of the FFC Property, as defined below, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear any costs or expenses to comply with or as a result of such Environmental Law with respect to any of the FFC Property, or with respect to any of the FFC Property to or at which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by FFC or FSA or any person for whose conduct they are or may be held responsible, or from or at which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

          (b) None of the FFC Property contains Hazardous Materials that cannot be easily remediated, removed or cleaned up, and, in the case of asbestos, completely abated. For purposes of this provision, a Hazardous Material is deemed easily remediated, removed or cleaned up, and, in the case of asbestos, completely abated, if the reasonably estimated cost of such removal, clean-up, remediation, restoration of natural resources, or abatement does not exceed $250,000 in the aggregate and if such removal, clean-up, remediation, restoration of natural resources, or abatement does not materially interfere with the day-to-day operations of FFC or FSA.

          (c) To the knowledge of FFC, none of the outstanding loans of FFC or FSA are secured by properties (such term shall include properties held by FFC or FSA as trustee) that contain Hazardous Materials that cannot be remediated, removed or cleaned up, and, in the case of asbestos, completely abated, at an expense not exceeding ten percent (10%) of the fair market value of such properties.

          (d) To the knowledge of FFC, FFC and FSA do not hold in the capacity of trustee, and have not loaned money against, the securities or assets of any company or other association that has not obtained all permits, licenses, approvals, and other authorizations that are required under Environmental Laws relating to emissions, discharges, wetlands, releases or threatened releases of pollutants, contaminants or Hazardous Materials into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, release, discharge, emission, storage, disposal, transport or handling of pollutants, contaminants or Hazardous Materials.

          (e) To the knowledge of FFC, FFC and FSA do not hold in the capacity of trustee, and have not loaned money against, the securities or assets of any company or other association, and have not at any time owned property, that is presently, or for which there is a reasonable basis to believe that it will be in the future, subject to any claim, action, suit, proceeding, hearing, investigation, injunction, notice of violation, consent administrative order, or penalty arising out of or relating to the manufacture, presence, processing, distribution, use, treatment, release, discharge, emission, storage, disposal, transport or handling of any pollutant, contaminant, or Hazardous Material or violation of Environmental Laws.

          (f) As used in this Agreement, "Environmental Laws" means any and all federal, state and local environmental, health and/or safety-related laws, standards, ordinances, rules, codes, judicial or administrative orders or decrees, directives, guidelines, and permits or permit conditions, which are or become applicable to the FFC Property, including, without limitation, (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. SS9601, et seq.), (ii) the Hazardous Materials Transportation Act, as amended (49 U.S.C. SS1801, et seq.), (iii) the Resource Conservation and Recovery Act, as amended (42 U.S.C. SS 6901, et seq.), (iv) the Federal Water Pollution Control Act, as amended (33 U.S.C. SS1251, et seq. and SS1321, et seq.), (v) the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. SS651 et seq.), (vi) the Toxic Substances Control Act, as amended (15 U.S.C. S2601 et seq.), and in the regulations adopted and promulgated pursuant thereto, as such laws or regulations now exist or may be amended, enacted, issued or adopted in the future.

          (g) As used in this Agreement, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos and asbestos-containing materials, radon, underground storage tanks and the contents thereof, polychlorinated biphenyls (PCBs), and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof, which are listed, defined or regulated in any manner, based directly or indirectly upon such properties or effects, pursuant to any Environmental Law.

          (h) As used in this Agreement, "FFC Property" means any and all real estate currently or previously owned, leased or otherwise used in the ordinary course of business by FFC or FSA, or in which FFC or FSA has or had an investment or security interest (by mortgage, deed of trust or otherwise), including, without limitation, properties owned pursuant to foreclosure, properties held by FFC or FSA in the capacity of a trustee or properties in which any venture capital or similar unit of FFC or FSA had an interest. Warranties given herein with respect to the FFC Property in which FFC or FSA has only a security interest shall be to the knowledge of FFC.

          (i)  There shall be no breach of any warranty given in this Section
2.12 unless as a result of the acts or omissions in question FFC and/or FSA are subject to or reasonably likely to incur a material liability, or suffer a diminution in value of any interests, exceeding $300,000.

   2.13. Litigation and Claims. Except as disclosed in Schedule 2.13 of FFC's Disclosure Schedule, (a) neither FFC nor FSA is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking or insurance authority or other Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy affecting FFC or FSA pending or, to the knowledge of FFC, threatened, which will have or can reasonably be expected to have a material adverse effect on FFC or FSA, and (c) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to FFC or FSA as a result of the examination by any bank regulatory authority.

   2.14. Taxes. FFC and FSA have filed all tax returns required to be filed by them and have paid or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent FFC Financial Statements reflect an adequate reserve for all taxes payable by FFC and FSA accrued through the date of such financial statements. There has been no audit by the United States Internal Revenue Service ("IRS") of FFC or FSA. There is no audit pending by the IRS with respect to FFC or FSA. Neither FFC nor FSA has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax, and there are no existing material disputes as to federal, state, or local taxes due from FFC or FSA. There are no material liens for taxes upon the assets of FFC or FSA, except for statutory liens for taxes not yet delinquent. Neither FFC nor FSA is a party to any action or proceeding by any Governmental Entity for assessment and collection of taxes, and no claim for assessment and collection of taxes has been asserted against any of them. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, and local income, profits, franchise, gross receipts, payroll, sales, employment, use, personal and real property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. FFC and FSA have withheld from their employees and timely paid to the appropriate governmental agency proper and accurate amounts for all periods through the date hereof in material compliance with all tax withholding provisions of applicable federal, state, and local laws (including without limitation income, social security and employment tax withholding for all types of compensation).

   2.15. Certain Agreements. Except as disclosed in Schedule 2.15 of FFC's Disclosure Schedule or as otherwise contemplated by this Agreement, neither FFC nor FSA is a party to any written, or to their knowledge, oral (i) consulting, professional services, employment or other agreement providing any term of employment, compensation, guarantee, or severance or supplemental retirement benefit not terminable at will, (ii) union, guild or collective bargaining agreement, (iii) agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, (iv) any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan or similar plan granting rights to acquire stock or other equity in FFC or FSA, or (v) contract containing covenants which limit the ability of FFC or FSA to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, FFC or FSA may carry on its business (other than as may be required by law or applicable regulatory authorities). FFC and FSA shall terminate all existing consulting, professional services and employment contracts other than at will employment contracts and other than those disclosed in Schedule 2.15 of FFC's Disclosure Schedule, by no later than the Closing Date unless otherwise requested by Bancshares.

   2.16.  Employee Benefit Plans.
          (a) Schedule 2.16(a) of FFC's Disclosure Schedule sets forth a true, complete and correct list (all of which are collectively referred to as the "Employee Benefit Plans") of all "employee benefit plans", as defined in S 3(3) of the Employee Retirement Security Act of 1974, as amended and the rules and regulations promulgated thereunder (collectively, "ERISA") all benefit plans as defined in S 6039D of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (collectively the "Code"), and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or employment, consulting, change in control, independent contractor, professional services, confidentiality, or non-competition agreement or any other similar plan, agreement, policy or understanding (whether oral or written, qualified or non-qualified) and any trust, escrow or other funding arrangement related thereto except to the extent previously disclosed under Section 2.15,

            (i) which is currently or has been at any time within the last sixty (60) months maintained or contributed to by FFC, FSA or any ERISA Affiliate (as herein defined), or

            (ii) with respect to which FFC, FSA or any ERISA Affiliate, to the knowledge of FFC, has any liability or obligations to any current or former officer, Employee, or service provider of FFC, FSA or any ERISA Affiliate, or the dependents of any thereof, and regardless of whether funded, or

            (iii) which to the knowledge of FFC could result in the imposition of liability or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not now due or to become due, to FFC, FSA or an ERISA Affiliate which would have a material adverse effect on FFC, FSA or Bancshares.

          (b) No Employee Benefit Plan is a defined benefit plan within the meaning of S 3(35) of ERISA. Except as disclosed in Schedule 2.16(b) of FFC's Disclosure Schedule, during the last sixty (60) months, FFC, FSA and all ERISA Affiliates have not maintained, sponsored or been obligated to contribute to any Employee Benefit Plans that are subject to Title IV of ERISA, that are multi-employer plans, or that are multiple employer plans as defined under the Code and ERISA.

          (c) FFC has heretofore provided to Bancshares, or will provide to Bancshares, within fourteen days following the date hereof (or for purposes of Section 2.16(c)(xv), the date of request by Bancshares, if later) with respect to each of the Employee Benefit Plans, true, accurate and complete copies of the following documents as applicable:

            (i)    the Employee Benefit Plan document and all amendments,

            (ii) the actuarial report, if any, for such Employee Benefit Plan for each of the last three (3) years,

            (iii) the most recent determination letter from the Internal Revenue Service for such Employee Benefit Plan,

            (iv) the Internal Revenue Service Form 5500 annual reports for such Employee Benefit Plan for each of the last three years,

            (v) the most recent summary plan description and related summaries of material modifications,

            (vi)   all personnel, payroll and employment manuals and policies,

            (vii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred by FFC, FSA or any ERISA Affiliates, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities,

            (viii) a written description of any Employee Benefit Plan that is not otherwise in writing,

            (ix) all registration statements filed with respect to any Employee Benefit Plan,

            (x) all insurance policies purchased by or to provide benefits under any Employee Benefit Plan,

            (xi) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Employee Benefit Plan,

            (xii) all tests for compliance for the past three (3) years under Code SS 401(a)(4), 401(a)(26), 401(k), 401(m), 404, 410(b),
                   415 and 416, if applicable and reports submitted within the three (3) years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Employee Benefit Plan,

            (xiii) sample notices that were given by FFC, FSA, or any ERISA
                   Affiliate to the Internal Revenue Service (the "IRS"), the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor ("DOL") or any participant or beneficiary, pursuant to statute, within the three (3) years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this
                   Section 2.16,

            (xiv) all closing agreements and documentation regarding any IRS, DOL or PBGC audits or self-correction programs and all notices that were given by the IRS, the PBGC, or the DOL to FFC, FSA, or any ERISA Affiliate within the three (3) years preceding the date of this Agreement, and

            (xv) such other documents, records or other materials related thereto reasonably requested by Bancshares prior to the Merger.

          (d) Except as disclosed in Schedule 2.16(d) of FFC's Disclosure Schedule, there have been no material prohibited transactions, breaches of fiduciary duty or any other breaches or violations of any law applicable to the Employee Benefit Plans. None of the facts disclosed in Schedule 2.16(d) of FFC's Disclosure Schedule have had or could reasonably be expected to have a material adverse effect on FFC and FSA taken as a whole. Except as disclosed in Schedule 2.16(d) of FFC's Disclosure Schedule, each Employee Benefit Plan is in compliance with all applicable material provisions of the Code and ERISA; each Employee Benefit Plan intended to be qualified under Code S 401(a) has a current favorable determination letter and any subsequent amendments are within the remedial amendment period; and nothing has occurred which could reasonably be expected to result in the revocation of such favorable determination letter. There are no pending or, to the knowledge of

FFC, threatened or anticipated claims, lawsuits or actions relating to, by, on behalf of or against any Employee Benefit Plan (other than routine claims for benefits). There is no medical, dental, life or disability coverage for any period of time beyond termination of employment (except to the extent of coverage required under the Family and Medical Leave Act, S 4980B of the Code and S 601 of ERISA).

          (e) To the knowledge of FFC and except as disclosed in Schedule 2.16(e) of FFC's Disclosure Schedule:

            (i) FFC and FSA have performed all of their respective obligations under all Employee Benefit Plans, and have made appropriate entries in their financial records and statements for all obligations and liabilities under such Employee Benefit Plans, that have accrued but are not due.

            (ii) No statement, either written or oral, has been made by FFC or FSA with regard to any Employee Benefit Plan that was not in accordance with the Employee Benefit Plan that could have a material adverse economic consequence to FFC, FSA or to Bancshares.

            (iii) Each Employee Benefit Plan is in full compliance with ERISA, the Code, all securities laws, and other applicable laws including the provisions of such laws expressly mentioned in this Section 2.16 and with any applicable collective bargaining agreement.

            (iv) All filings required by ERISA and the Code as to each Employee Benefit Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code have been timely provided.

            (v) All contributions and payments made or accrued with respect to all Employee Benefit Plans, are deductible under Code S 162 or S 404. No amount, or any asset of any Employee Benefit Plan is subject to tax as unrelated business taxable income.

            (vi) Except to the extent disclosed pursuant to this Agreement, each Employee Benefit Plan can be terminated within thirty
                   (30) days, without payment of any additional contribution or amount and without the acceleration of any benefits promised by such Employee Benefit Plan.

            (viii) No event has occurred or circumstance exists that could result in a material increase in premium costs of Employee Benefit Plans that are insured, or a material increase in benefit costs of any other Employee Benefit Plan.

            (ix) FFC and FSA have not filed a notice of intent to terminate any Employee Benefit Plan or adopted any amendment to treat any Employee Benefit Plan as terminated.

            (x) No payment that is owed or may become due to any director, officer, Employee, or agent of FFC or FSA or any ERISA Affiliate will be non-deductible to the FFC or FSA or subject to tax under Code S 280G or S 4999; nor will FFC or FSA be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

            (xi) The consummation of the Merger will not result in the payment, vesting, or acceleration of any benefit except as otherwise contemplated by this Agreement.

            (xii) Full payment has been made of all amounts which FFC, FSA or any ERISA Affiliate is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which FFC, FSA or any ERISA Affiliate is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Entity, and no event has occurred and no condition or circumstance has existed that could give rise
                   to any such challenge or disallowance.   FFC and FSA have
                   made adequate provision for the reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided except as otherwise contemplated by this Agreement.

            (f) For the purpose of this Section 2.16, the term "ERISA Affiliate" shall mean (i) any related company or trade or business that is required to be aggregated with FFC or FSA under Code Sections 414(b), (c), (m) or (o); (ii) any other company, entity or trade or business that has adopted or has ever participated in any Employee Benefit Plan; and (iii) any predecessor or successor company or trade or business of FFC or FSA or any entity described in 2.16(f)(i) and (f)(ii).

          (g) For the purpose of this Section 2.16, the term "Employee" shall be considered to include individuals rendering personal services to FFC or FSA as independent contractors and leased employees as defined in Code S 414(n) and the regulations promulgated pursuant thereto.

          (h) No lien, security interests or other encumbrances exist with respect to any of the assets of FFC or FSA, which were imposed pursuant to the terms of the Code or ERISA, and to the knowledge of FFC or FSA no condition exists or could occur that would result in the imposition of such liens, security interests or encumbrances arising from or relating to the Employee Benefit Plans which could have a material adverse effect on FFC, FSA or Bancshares.

   2.17. Insurance. FFC has delivered to Bancshares correct and complete copies of all material policies of insurance of FFC and FSA currently in effect, including, but not limited to, directors and officers liability policies and blanket bond policies. Neither FFC nor FSA has any liability for unpaid premiums or premium adjustments not properly reflected on the FFC Financial Statements.

   2.18. Conduct of FFC to Date. Except as contemplated by this Agreement and the Plan of Merger, from and after December 31, 1999: (a) FFC and FSA have carried on their respective businesses in the ordinary and usual course consistent with past practices, (b) FFC and FSA have not issued or sold any capital stock or equity interests or issued or sold any corporate debt securities which would be classified as long term debt on the balance sheet of FFC or FSA other than in connection with FFC Employee Benefit Plans, (c) FFC and FSA have not granted any option for the purchase of capital stock, effected any stock split, or otherwise changed their capitalization, (d) except as set forth in Schedule 2.18 of FFC's Disclosure Schedule, FFC has not declared, set aside, or paid any cash or stock dividend or other distribution in respect to its capital stock, (e) neither FFC nor FSA has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business or mortgaged, pledged, or subjected to lien, claim, security interest, charge, encumbrance or restriction any of its assets or properties,
(f) neither FFC nor FSA has discharged or satisfied any material lien, mortgage, pledge, claim, security interest, charges, encumbrance, or restriction or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business, (g) neither FFC nor FSA has since December 31, 1999, sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business, (h) except as set forth in Schedule 2.18 of FFC's Disclosure Schedule, neither FFC nor FSA has increased the rate of compensation of, or paid any bonus to, any of its directors, executive officers, or other employees, except merit, promotion, or periodic increases in accordance with existing policy; entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract; adopted, entered into, terminated, amended or modified (other than as legally required to do so with respect to the qualified plans) any Employee Benefit Plan in respect of any of their present or former directors, officers or other employees; or agreed to do any of the foregoing, (i) neither FFC nor FSA has suffered any material damage, destruction, or loss, whether as the result of flood, fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, windstorm, embargo, riot, act of God, or other similar or dissimilar casualty or event or otherwise, whether or not covered by insurance, (j) except as set forth in Schedule 2.18 of FFC's Disclosure Schedule, neither FFC nor FSA has cancelled or compromised any debt to an extent exceeding $250,000.00 owed to FFC or FSA or claim to an extent exceeding $250,000.00 asserted by FFC or FSA,
(k) neither FFC nor FSA has entered into any transaction, contract, or commitment outside the ordinary course of its business, (1) neither FFC nor FSA has entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such material assets, properties or rights, (m) there has not been any material change in the method of accounting or accounting practices of FFC or FSA other than as a result of changes or pronouncements by a Governmental Entity, and (n) FFC and FSA have kept all records substantially in accordance with all regulatory and statutory requirements and substantially in accordance with industry standards, and have retained such records for the periods required by statute, regulation industry standards.

   2.19. Material Adverse Change. Since December 31, 1999, there has been no material adverse change in the financial condition, results of operations or business of FFC or FSA.

   2.20. Properties, Leases and Other Agreements. Except (i) with respect to debts reflected in the FFC Financial Statements, (ii) for any lien for current taxes not yet delinquent, (iii) for pledges to secure deposits and (iv) for such other liens, security interests, claims, charges, options or other encumbrances and imperfections of title which do not materially affect the value or interfere with or impair the present and continued use of personal or real property reflected in the FFC Financial Statements or acquired since the date of such FFC Statements, FFC and FSA have good title, free and clear of any liens, security interests, claims, charges, options or other encumbrances to all of the personal and real property reflected in the FFC Financial Statements, and all personal and real property acquired since the date of such FFC Financial Statements, except such personal and real property as has been disposed of in the ordinary course of business. All of the buildings and equipment in regular use by FFC and FSA have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted. All leases material to FFC and FSA pursuant to which FFC or FSA, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any of such leases, any material existing default by FFC or FSA, or, to their knowledge, any other party thereto, or any event which with notice or lapse of time or both would constitute such a material default. No options to renew said leases have lapsed and the terms of the leases govern the rights of the respective landlords of FFC and FSA.

   2.21. No Untrue Statements. To the knowledge of FFC, no representation or warranty hereunder in any financial statement or any other document delivered to Bancshares pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

   2.22. Proper Documentation. With respect to all loans to borrowers which are payable to FFC or FSA either directly or as a participant and except for such imperfections in documentation which when considered as a whole would not have a material adverse effect on the business, operations or financial condition of either FFC or FSA:

          (a) All loans were made for good, valuable and adequate consideration in the normal and ordinary course of business, and the notes and other evidences of indebtedness and any loan agreements or security documents executed in connection therewith are true and genuine and, to the knowledge of

FFC, constitute the valid and legally binding obligations of the borrowers to whom the loans were made and are legally enforceable against such borrowers in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar debtor relief laws from time to time in effect, as well as general principles of equity applied by a court of proper jurisdiction (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (b) The amounts reflected in the FFC Statements as the balances owing on the loans are the correct amounts actually and unconditionally owing, are undisputed, and are not subject to any offsets, credits, deductions or counterclaims;

          (c) The collateral securing each loan as referenced in a security agreement is in fact the collateral held by FFC or FSA to secure each loan;

          (d) Except for loans originated by others in which FSA participates, FFC or FSA has possession of reasonably complete loan document files and credit files for all loans held by them containing promissory notes and other relevant evidences of indebtedness with original signatures of their borrowers and guarantors;

          (e) To the knowledge of FFC, FFC and FSA hold validly perfected liens or security interests in the collateral granted to them to secure all loans as referenced in the security agreements and the loan or credit files contain the original security agreements, mortgages, or other lien creation and perfection documents unless originals of such documents are filed of public record;

          (f) To the knowledge of FFC, each lien or security interest of FFC or FSA in the collateral held for each loan is properly perfected in the priority described as being held by FFC or FSA in the security agreements contained in the loan document or credit files;

          (g) FFC and FSA are in possession of all collateral that the loan document files or credit files indicate they have in their possession;

          (h) To the knowledge of FFC, all guaranties granted to FFC and FSA to insure payment of loans constitute the valid and legally binding obligations of the guarantors and are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar debtor relief laws from time to time in effect, as well as general principles of equity applied by a court of proper jurisdiction (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (i) With respect to any loans in which FFC and FSA have sold participation interests to another bank or other financial institution, to the knowledge of FFC, none of the buyers of such participation interests are in default under any participation agreements.

   2.23. Material Contracts. Except as set forth in the FFC Reports and except for contracts with data processing providers, neither FFC nor FSA is a party to or bound by any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC) (all contracts of the type described in this Section 2.23 being referred to herein as "FFC Material Contracts").
Schedule 2.23 of FFC's Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all contracts (other than those disclosed in FFC's SEC reports) to which FFC or FSA is a party relating to the business or assets of FFC or FSA (except, with respect to clauses (ii) and (iv) below, any of the foregoing calling for aggregate payments of less than $100,000), including, without limitation, all written or oral, express or implied (i) contracts not made in the ordinary course of business consistent with past practice; (ii) purchase, supply and customer contracts; (iii) contracts relating to the borrowing of money or for lines of credit; (iv) contracts involving leases and subleases of real or personal property; (v) contracts for the sale of any assets other than in the ordinary course of business consistent with past practice or for the grant of any options or preferential rights to purchase any assets, property or rights; (vi) contracts granting any power of attorney with respect to the affairs of either FFC or FSA; (vii) suretyship contracts, working capital maintenance or other forms of guaranty contracts; (viii) contracts limiting or restraining FFC or FSA from engaging or competing in any lines of business or with any person, firm or corporation, (ix) partnership and joint venture contracts; (x) indentures, mortgages, notes, installment obligations, or other instruments relating to the borrowing of money in excess of $100,000 by FFC or FSA; (xi) contracts which have remaining terms, as of the date of this Agreement, of over one year in length of obligation on the part of FFC or FSA and provide for aggregate payments in excess of $100,000; and (xii) all amendments, modifications, extensions or renewals of any of the foregoing. Each contract described above is valid and binding on FFC or FSA and is in full force and effect, and FFC and FSA have in all material respects performed all obligations required to be performed by them to date under each FFC Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on FFC or FSA. Neither FFC nor FSA knows of, or has received notice of, any violation or default under any such contract except for such violations or defaults as would not in the aggregate have a material adverse effect on FFC or FSA.

   2.24. Regulatory Approvals. FFC is not aware of any reason that would prevent Bancshares from obtaining the necessary regulatory approval for the consummation of the Merger.

   2.25. Federal Financial Assistance. FFC has never received any Federal Financial Assistance as that term is defined in Section 597 of the Code and the regulations adopted thereunder.

                                   ARTICLE III

                     Representations and Warranties of Bancshares

   Bancshares hereby represents and warrants to FFC as follows:

   3.01. Organization of Bancshares. Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the state of Arkansas and has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. Bancshares is registered as a bank holding company with the FRB under the BHC Act.

   3.02. Authority. Subject to the approval of this Agreement and the Plan of Merger by applicable regulatory authorities, Bancshares has the corporate power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Bancshares' board of directors.
This Agreement and the Plan of Merger have been duly executed and delivered by Bancshares and each constitutes a valid and binding obligation of Bancshares enforceable in accordance with its terms, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   3.03. No Default. The execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation pursuant to any provision of (i) the Articles of Incorporation or Bylaws of Bancshares or any of its subsidiaries or (ii) any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Bancshares or any of its subsidiaries or their respective properties or assets, except where such violation would not have a material adverse effect on the business, operations or financial condition of Bancshares and its subsidiaries taken as a whole. Other than in connection or in compliance with the provisions of the TBCA, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states, and consents, authorizations, approvals, notices or exemptions required under the Bank Merger Act, BHC Act, the HOL Act, Arkansas banking laws, Texas banking laws, and from other Governmental Entities, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Bancshares in connection with the execution and delivery of this Agreement and the Plan of Merger by Bancshares or the consummation by Bancshares of the transactions contemplated hereby and thereby.

   3.04. Bancshares Financial Statements. (a) The (i) consolidated balance sheets of Bancshares as of December 31, 1999 and 1998 and the related consolidated statements of income, consolidated statements of cash flows and consolidated statements of shareholders equity for the years then ended certified by Arthur Andersen LLP ("Bancshares Financial Statements") copies of which have been furnished by Bancshares to FFC, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein and except for year end adjustments of a nonmaterial nature), and present fairly the consolidated financial condition of Bancshares, at the dates, and the consolidated results of operations and cash flows for the periods, stated therein.

   3.05. No Untrue Statements. To Bancshares' knowledge, no representation or warranty hereunder or in any financial statement or any other document delivered to FFC pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

   3.06. Material Adverse Change. Since December 31, 1999, there has been no material adverse change in the financial condition, results of operations or business of Bancshares.

   3.07. Authorizations; Compliance with Applicable Laws. Bancshares and its subsidiaries hold all authorizations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operations of the business of Bancshares and its subsidiaries (the "Bancshares Permits"). Bancshares and its subsidiaries are in compliance with the terms of the Bancshares Permits, except where the failure so to comply would not have a material adverse effect on Bancshares or a Bancshares subsidiary. To the knowledge of Bancshares, the businesses of Bancshares and its subsidiaries are not being conducted in violation of any federal, state or local law, statute, ordinance or regulation of any Governmental Entity (collectively "Laws"), except for possible violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Bancshares or a Bancshares subsidiary. Other than routine, scheduled examinations by banking regulators, no investigation or review by any Governmental Entity with respect to Bancshares or a Bancshares subsidiary is pending or, to the knowledge of Bancshares, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

   3.08. Regulatory Approval. Bancshares is not aware of any reason that would prevent Bancshares from obtaining the necessary regulatory approvals for the consummation of the Merger and the Subsidiary Mergers.

   3.09. Accredited Investor. Bancshares is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("Act").

                                   ARTICLE IV

                                Agreements of FFC

   4.01. Affirmative Covenants of FFC. FFC hereby covenants and agrees with Bancshares that prior to the Effective Time, unless the prior written consent of Bancshares shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise contemplated herein, FFC will and FFC will cause FSA to:

          (a) operate its business only in the usual, regular and ordinary course consistent with past practices;

          (b) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees (except that it shall have the right to lawfully terminate the employment of any officer or key employee if such termination is in accordance with existing employment procedures of FFC or FSA) and maintain its relationships with customers;

          (c) use reasonable efforts to maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

          (d) use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained;

          (e) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

          (f) use reasonable efforts to comply with and perform in all material respects all obligations and duties imposed upon it by all Laws; and

          (g) give Bancshares notice of all board of directors meetings, allow Bancshares to have a non-voting representative at each such meeting except to the extent that FFC's legal counsel advises the directors that permitting Bancshares' presence would constitute a breach of its fiduciary duties, and provide Bancshares with all written materials and communications provided to the directors in connection with such meetings; provided, however, that such representative will not receive written materials relating solely to the Merger and will be excused from the portion of such meetings at which the sole matter to be considered is action related to the Merger.

   4.02. Negative Covenants of FFC. Except as specifically contemplated by this Agreement, from the date hereof until the earlier of the termination of the Agreement or the Effective Time, FFC shall not do, and FFC will cause FSA not to do, any of the following acts without the prior written consent of Bancshares, which consent shall not be unreasonably withheld:

          (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

          (b) (i) except as disclosed in Schedule 2.18 of FFC's Disclosure Schedule and except for merit or promotion increases in accordance with existing policy, grant any bonuses or increase in compensation to their employees, officers or directors, (ii) effect any change in retirement or any other benefits to any class of employees or officers (unless any such change shall be required by this Agreement or applicable law) which would increase their retirement benefit liabilities, (iii) adopt, enter into, amend or modify any FFC Employee Benefit Plan except as provided herein, or (iv) hire any executive officer or elect any new director;

          (c) except as set forth in Schedule 4.02(c) of FFC's Disclosure Schedule, declare or pay any dividend on, or make any other distribution in respect of, their outstanding shares of capital stock or equity interests other than cash dividends by FSA;

          (d)  except as contemplated by this Agreement or as set forth in
Schedule 4.02(d) of FFC's Disclosure Schedule, (i) redeem, Purchase or otherwise acquire any shares of its capital stock or equity interests or any securities or obligations convertible into or exchangeable for any shares of its capital stock or equity interests, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or equity interests or any such securities or obligations; (ii) merge with or into or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) Purchase or otherwise acquire any substantial portion of the assets or any class of stock, of any corporation, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of business consistent with past practice; or (v) split, combine or reclassify any of its capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (e) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any equity interests, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity interests, Voting Debt or convertible securities;

          (f) except pursuant to a written opinion of legal counsel that failure to take such action would violate the directors' fiduciary duties, initiate, solicit or encourage (including by way of furnishing information or assistance), take any action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any

Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by FFC or FSA to take any such action and, upon learning of such action by any representative, shall take appropriate steps to terminate such action and shall promptly notify Bancshares orally of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving FFC or FSA: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of a substantial portion of assets; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or equity interests;

          (g) propose or adopt any amendments to its corporate charter or bylaws except as provided in this Agreement;

          (h) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

          (i) except in their fiduciary capacities, Purchase any shares of Bancshares common stock;

          (j) change any method of accounting in effect at December 31, 1999, or change any method of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1999, except as may be required by law, rule or regulation or GAAP;

          (k) change the lending, investment, asset/liability management and other material policies concerning the business of FFC or FSA, unless required by Law or order or unless such change does not cause a material adverse effect on FFC or FSA;

          (l) make any single new loan or series of loans not in accordance with existing loan policies to one borrower or related series of borrowers in an aggregate amount greater than $500,000;

          (m) sell or otherwise dispose of securities owned as investments except at maturity dates or in accordance with past practices for securities held for sale or trading or in accordance with GAAP for securities classified as "held to maturity";

          (n) sell or dispose of any real estate or other assets having a value in excess of $100,000.00;

          (o)  make any capital expenditure other than those set forth in
Schedule 4.02(o) of FFC's Disclosure Schedule or those that are made in the ordinary course of business or are necessary to maintain existing assets in good repair, and in any event are in an amount of no more than $100,000 in the aggregate, or except as necessary to comply with applicable regulatory guidelines; or

          (p)  agree in writing or otherwise to do any of the foregoing.

   4.03. Access and Information. Upon reasonable notice, FFC shall, and shall cause FSA to, afford to Bancshares's officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records. Bancshares agrees that any such investigation will be conducted in a manner that is the least disruptive to FFC's and FSA's business as possible. During such period, FFC shall, and shall cause FSA to, furnish promptly to Bancshares (i) a copy of each FFC Report filed by it during such period pursuant to the requirements of all applicable federal or state banking laws or bank holding company laws promptly after such documents are available, (ii) the monthly financial statements of FSA promptly after such financial statements are available, (iii) minutes of the meetings of the Boards of Directors, or any committee thereof, of FFC or FSA, and (iv) all other information concerning its business, properties and personnel as Bancshares may reasonably request.

   4.04. FFC Shareholders Meeting. FFC shall call a meeting of its shareholders to be held as promptly as practicable, which date may be after Bancshares has filed its regulatory applications related to the Merger, for the purpose of voting upon the Merger Agreements. Consummation of the Merger shall be contingent upon its approval by the legally required votes of the shares of FFC Stock at such shareholder meeting. FFC will with the cooperation and assistance of Bancshares, prepare and file a Proxy Statement soliciting proxies from FFC's shareholders in connection with the FFC shareholders meeting. The Board of Directors of FFC shall recommend approval of the Plan of Merger to FFC's shareholders, provided, however, that FFC's Board of Directors may submit this Agreement and the transactions contemplated therein to its shareholders for approval without recommendation pursuant to Article 5.03(B) of the TBCA if such Board of Directors determines in good faith that it must do so in order to comply with its fiduciary duties.

   4.05. Proxy Statement. As soon as practicable after the date hereof, after Bancshares files its applications, FFC shall prepare and file the Proxy Statement with the SEC under the Exchange Act and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. Bancshares and

FFC shall cooperate with each other in the preparation of the Proxy Statement. FFC shall notify Bancshares promptly of the receipt of any comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information. FFC shall provide to Bancshares promptly copies of all correspondence between FFC or any representative of FFC and the SEC. FFC shall give Bancshares and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Bancshares and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of Bancshares and FFC agrees to use its reasonable best efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of FFC Stock entitled to vote at the FFC shareholders meeting referred to in Section 4.04 at the earliest practicable time.

   4.06. Termination or Merger of Employee Benefit Plans. If requested by Bancshares, prior to the Effective Time, FFC hereby covenants and agrees to cooperate with Bancshares and take all reasonable actions to effect the merger of any Employee Benefit Plan that is intended to be qualified under Code
S 401(a) into the appropriate tax qualified retirement plan of Bancshares (or upon merger of Bancshares with BancorpSouth, Inc. of BancorpSouth, Inc. or BancorpSouth Bank) after the Merger is completed, so that such plan merger satisfies the requirements of Code S 414(l); provided, however, that Bancshares shall not be obligated to effect any such merger of an Employee Benefit Plan.

     If requested by Bancshares (or, upon merger of Bancshares with BancorpSouth, Inc., by BancorpSouth, Inc.), prior to the Effective Time, FFC hereby covenants and agrees to freeze, terminate, amend or take other action with respect to any Employee Benefit Plan that Bancshares (or BancorpSouth,

Inc.), in its sole discretion, deems advisable and not inconsistent with this Agreement; to take all steps necessary to accomplish such requests, including terminating FFC's and FSA's participation in any Employee Benefit Plan with respect to FFC and FSA Employees; to provide all the required notices to participants and appropriate governmental agencies, to adopt all necessary resolutions and Employee Benefit Plan amendments, and to provide to Bancshares (or BancorpSouth, Inc.) satisfactory evidence of the executed documents described in this Section 4.06.

   4.07. FFC ESOP. Upon execution of this Agreement, FFC will amend the FFC ESOP to provide that: (i) effective with the Closing Date, amounts received by the FFC ESOP on the sale of the shares held as collateral for the outstanding FFC ESOP loan will be used first to repay the outstanding balance on the FFC ESOP loan; (ii) then any proceeds from the sale of pledged unallocated shares held by the FFC ESOP in excess of the outstanding balance on the FFC ESOP loan, will be allocated directly to participants' accounts under the FFC ESOP, as earnings, in accordance with the terms of the FFC ESOP; and (iii) that none of the proceeds received on the sale of the shares held as collateral for the outstanding FFC ESOP loan will be treated as annual additions for purposes of Code section 415. FFC shall then promptly file such amendment with the Internal Revenue Service for a determination as to the effect of the amendment on the qualified status of the FFC ESOP. Following the receipt of a favorable determination letter, all proceeds received by the FFC ESOP will be allocated to participants' accounts under the FFC ESOP, in accordance with the terms of the approved amendment. In the event a favorable determination letter is not received, all proceeds received by the FFC ESOP will be allocated to participants' accounts under the FFC ESOP in accordance with its terms. Following such allocation, and subject to Section 4.06 and Section 5.02(c) hereof, the FFC ESOP may either be terminated or merged into a Bancshares plan (or upon the merger of Bancshares with BancorpSouth, Inc., a BancorpSouth, Inc. Plan or BancorpSouth Bank plan) at the request of Bancshares in accordance with the terms of ERISA and all other applicable law.

   4.08. FFC's Disclosure Schedule. On or prior to the date hereof, FFC has delivered to Bancshares a schedule ("FFC's Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties.


                                   ARTICLE V

                          Agreements of Bancshares

   5.01. Regulatory Approvals. Bancshares shall file all regulatory applications required to consummate the Merger, including but not limited to an application for the prior approval of the FDIC and the Texas Banking Commissioner, and shall use its reasonable best efforts to have the applications approved. Bancshares and FFC shall cooperate with each other in the preparation of the applications and Bancshares shall notify FFC promptly of the receipt of any comments of any regulatory agency with respect to an application and of any request for any amendment or supplement thereto or for additional information. Bancshares shall provide to FFC promptly copies of all correspondence between Bancshares or any representative of Bancshares and any regulatory agency regarding an application. Bancshares shall give FFC and its counsel the opportunity to review the applications prior to their being filed and shall give FFC and its counsel the opportunity to review all amendments and supplements to any application and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the regulatory agency. Each of Bancshares and FFC agrees to use its reasonable best efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by a regulatory agency.

   5.02. Bancshares Employee Benefit Plans. Bancshares presently intends that, whether the Employee Benefit Plans are terminated or merged, after the Merger, neither Bancshares, FFC nor FSA will make additional contributions to the Employee Benefit Plan, under the terms of the Employee Benefit Plans.
Each employee of FFC or FSA who after the Merger becomes an employee of Bancshares or a Bancshares subsidiary (or of BancorpSouth or a BancorpSouth subsidiary) or who remains an employee of FSA, (each, a "Continuing Employee"), to the extent permissible under the terms of the Bancshares plans (or upon the merger of Bancshares with BancorpSouth, Inc., under the terms of the BancorpSouth, Inc. or BancorpSouth Bank plans), will be entitled to participate in the employee benefit plans and programs maintained for similarly situated employees of Bancshares (or of BancorpSouth, Inc. or BancorpSouth Bank) and its affiliates to the same extent as similarly situated employees of Bancshares (or of BancorpSouth, Inc. or BancorpSouth Bank), in accordance with the respective terms of such plans and programs, and Bancshares shall take all actions necessary or appropriate to facilitate coverage of the Continuing Employees in such plans and programs from and after the Effective Time (it being understood that inclusion of FFC and FSA employees in Bancshares', BancorpSouth, Inc.'s, or BancorpSouth Bank's plans may occur at different times with respect to different plans based on the specific eligibility requirements and entry dates of each plan) subject to the following:

          (a) Each Continuing Employee shall be given vesting and eligibility service credit for time during which the employee was employed by FFC and/or FSA for purposes of determining benefits due under the Bancshares' Employee Stock Ownership Plan and the Bancshares' 401(k) Plan (or upon the merger of Bancshares with BancorpSouth, Inc., the BankcorpSouth, Inc. or BancorpSouth Bank plans). Continuing Employees shall not receive service credit, for any purpose under the Bancshares' Defined Benefit Retirement Plan, which has been frozen (or upon merger of Bancshares with BancorpSouth, Inc., Continuing Employees shall not receive service credit for the purpose of accrual of pension benefits under the BancorpSouth, Inc. or BancorpSouth Bank defined benefit plan).

          (b) Each Continuing Employee shall receive credit for all time employed with FFC or FSA for purposes of the application of Bancshares' or a Bancshares' subsidiary's (or, if applicable, BancorpSouth, Inc.'s or BancorpSouth Bank's) severance (as limited by Section 5.02(d)) and vacation policies applicable to employees generally, and for all purposes under the employee welfare benefit plans and other employee benefit plans and programs sponsored by Bancshares or its affiliates (or by BancorpSouth, Inc. or BancorpSouth Bank) (but not for any purpose under the Bancshares' Defined Benefit Retirement Plan or for accrual of pension benefits under any defined benefit plan of BancorpSouth, Inc. or BancorpSouth Bank); provided however, that such service shall not be recognized to the extent that such recognition would result in a duplication or increase of benefits or such service would not be recognized under an Employee Benefit Plan (or a plan of BancorpSouth, Inc. or BancorpSouth Bank). Any preexisting condition exclusion applicable to such plans and programs shall be waived with respect to any Continuing Employee to the same extent waived under the FFC or FSA Employee Benefit Plans. For purposes of determining each Continuing Employee's benefit for the year in which the Merger occurs under the Bancshares' (or, if applicable, BancorpSouth, Inc.'s or BancorpSouth Bank's) vacation program, any vacation taken by a Continuing Employee preceding the Closing Date for the calendar year in which the Merger occurs will be deducted from the total Bancshares' (or, if applicable, BancorpSouth, Inc.'s or BancorpSouth Bank's) vacation benefit available to such employee for such calendar year.

          (c) On or before, but effective as of the Closing Date, FFC may take such actions as may be necessary (a) to cause each individual employed by

FFC or FSA immediately prior to the Closing Date to have a fully vested and nonforfeitable interest in such employee's account balance in the FFC ESOP and the First Federal Savings & Loan Association of Texarkana Financial Institutions Thrift Plan ("401(k) Plan") sponsored by FFC as of the Closing Date and (b) to contribute amounts accrued on the books of FFC from January 1, 2000 to the Closing Date to such plan(s).

     The provisions of this Section are solely for the purpose of setting forth the understanding between Bancshares and FFC, and shall not create or modify any employee benefit plan of Bancshares or any of its affiliates (or of BancorpSouth, Inc. or BancorpSouth Bank), and shall not be construed as creating any employment contract or third party beneficiary right between Bancshares or FFC (or BancorpSouth, Inc. or BancorpSouth Bank), on one hand, and any such employee, on the other hand.

          (d) Any Continuing Employee who is terminated for any reason other than for cause within one year from the Closing Date shall be entitled to receive severance pay ("Severance Pay") equal to the product of (x) such Continuing Employee's weekly base salary, and (y) the number of weeks applicable to such Continuing Employee as set forth in the following schedule:


                                           Salary Ranges
                       _______________________________________________________
                       $15,000 or less  $15,001 to $40,000  $40,001 or greater
                       _______________  __________________  __________________
Length of Service
_________________
90 days but less
     than 5 years
                          2 weeks            4 weeks             8 weeks

5 years but less
     than 10 years
                          5 weeks            8 weeks            14 weeks

10 years or greater
                          8 weeks           12 weeks            20 weeks



Any Continuing Employee who receives Severance Pay under this schedule shall not be entitled to additional severance pay under any other policy of Bancshares (or BancorpSouth) as a result of the termination described herein. For purposes of this Section 5.02(d), "cause" shall be defined as (i) any act or omission by such Continuing Employee constituting fraud under the laws of the State of Arkansas or the United States of America; or (ii) a finding of probable cause, or a plea of nolo contendere to, a felony or other crime involving moral turpitude by such Continuing Employee; or (iii) the negligent performance by such Continuing Employee of the material responsibilities of his or her position or the negligent failure by such Continuing Employee to adhere to the policies of Bancshares (or BancorpSouth); or (iv) the willful or reckless failure by such Continuing Employee to substantially perform his duties hereunder, the willful or reckless failure by such Continuing Employee to adhere to Bancshares' (or BancorpSouth's) policies, or the willful or reckless engaging by such Continuing Employee in misconduct which is materially injurious to Bancshares (or BancorpSouth); or (v) failure by such Continuing Employee to comply with Bancshares' (or BancorpSouth's) policies concerning employment discrimination or harassment; or (vi) the receipt by such Continuing Employee of a materially and substantially unfavorable performance review, provided, however, that such Continuing Employee shall be given a thirty day probationary period within which said Continuing Employee shall be allowed an opportunity to correct any performance deficiencies included in the review.

   5.03.  Indemnification.
          (a) For a period of five years after the Effective Time, Bancshares shall indemnify, defend and hold harmless the officers and directors of FFC (each, an "Indemnified Party") against all liabilities arising out of actions or omissions out of their employment by or service with FFC and occurring at or prior to the Effective Time to the full extent permitted under applicable law and by Bancshares' Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation; provided that no such indemnification shall be made for actions or omissions which constitute fraud, are intentionally taken or omitted in bad faith, constitute a knowing breach of this Agreement or constitute violations of criminal law, unless the Indemnified Party had no reasonable cause to believe his or her conduct was unlawful.

          (b) Any Indemnified Party wishing to claim indemnification under this Section 5.03, upon learning of any such liability of litigation, shall promptly notify Bancshares thereof (provided, however, that the failure to so notify shall release Bancshares only to the extent it actually prejudiced thereby). In the event of any such litigation (whether arising before or after the Effective Time), (i) Bancshares shall have the right to assume the defense thereof and Bancshares shall not be liable to such Indemnified Party for any legal expenses for other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Bancshares elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Bancshares and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Bancshares shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties; provided, however, that Bancshares shall be obligated pursuant to this Section 5.03 to pay for such additional counsel for Indemnified Parties in any jurisdiction as counsel for Bancshares shall determine is necessary under law and professional ethics; (ii) the Indemnified Parties will cooperate in the defense of any such litigation, and (iii) Bancshares shall not be liable for any settlement effected without its prior written consent; and provided, further, that Bancshares shall not have obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          (c) In consideration of the indemnification obligations provided by Bancshares in this Section 5.03 and as a condition precedent thereto, each officer and director of FFC shall have delivered to Bancshares on or prior to the date of this Agreement a letter (in form reasonably satisfactory to Bancshares) describing all known claims such officers and directors may have against FFC. In the letter, the officer or director shall; (a) acknowledge the assumption by Bancshares of all liability (to the extent FFC would be so liable) for claims for indemnification arising under Section 5.03 hereof; (b) affirm that he or she is not aware of any claims he or she might have against FFC; (c) identify any other facts or circumstances of which he or she is aware and which he or she reasonably believes could give rise to a claim for indemnification under Section 5.03 hereof; and (d) release as of the Effective Time any and all claims that he or she may have against FFC known to him or her which he or she knowingly did not disclose to Bancshares.

          (d) FFC hereby represents and warrants to Bancshares that it has no knowledge of any claim, pending or threatened, or of any facts or circumstances that it reasonably believes could give rise to any obligation by Bancshares to provide the indemnification required by this Section 5.03.

          (e) Bancshares shall cause the persons serving as officers and directors of FFC immediately prior to the Effective Time to be covered for a period of four years from the Effective Time by the directors' and officers' liability insurance policy maintained by Bancshares with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such.


                                   ARTICLE VI

                             Additional Agreements

   6.01. Legal Conditions to Merger. Each of FFC and Bancshares will take all reasonable actions necessary to comply promptly with all legal requirements it may have with respect to the Merger (including furnishing all information required by the FDIC or in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their subsidiaries in connection with the Merger. Each of FFC and Bancshares will, respectively, cause their subsidiaries to take in a prompt manner all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any agreement, consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Bancshares, FFC or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and the Plan of Merger.

   6.02.  Reports.
          (a) Prior to the Effective Time, FFC shall prepare and file as and when required all FFC Reports.

          (b) FFC shall prepare such FFC Reports such that (i) they comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Entity with which they are filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) with respect to any FFC Report containing financial information of the type included in the FFC Financial Statements, the financial information (A) will be prepared in accordance with GAAP, applied on a consistent basis with past practices (except as stated therein or in the notes thereto) (B) will present fairly the consolidated financial condition of FFC, at the dates, and the consolidated results of operations and cash flows for the periods, stated therein and (C) in the case of interim fiscal periods, will reflect fairly the consolidated financial condition of FFC, at the dates, and the consolidated results of operations and cash flows for the periods stated therein, subject to year-end audit adjustments.

   6.03. Update Disclosure; Breaches. From and after the date hereof until the earlier of the termination of this Agreement or the Effective Time, FFC and Bancshares shall provide to the other party prompt notice of any matters which have become known or have occurred after the date hereof which (i) are material to the financial condition or operations of the disclosing party,
(ii) which have a material bearing on any matter dealt with herein, (iii) would cause or constitute a failure of a condition precedent to either party's obligation to effect the Merger, or (iv) would cause or constitute a material breach, or would have caused or constituted a material breach had such matter been known prior to the date hereof, of any of its representations, warranties or agreements contained herein.

   6.04. Ability to Perform. Neither FFC nor Bancshares will knowingly take action which would or is reasonably likely to (i) adversely affect the ability of either of Bancshares or FFC to obtain any necessary approvals of Governmental Entities required for the transactions contemplated hereby; (ii) adversely affect FFC's or Bancshares' ability to perform their covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in Article VII not being satisfied.

   6.05. Brokers or Finders. Except as set forth in Section 7.03(c), Bancshares and FFC represent that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

   6.06. Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest Bancshares with full title to all properties, assets, rights, approvals, immunities and franchises of either of FFC or FSA, the proper officers and directors of each party to this Agreement shall take all such necessary action.

   6.07. Governmental and Other Third Party Approvals. FFC and Bancshares shall each use their reasonable best efforts to obtain all governmental and other third party approvals, authorizations and consents that may be necessary or reasonably required of them in order to effect the transactions contemplated by this Agreement. FFC and Bancshares agree to make all filings and applications for such approvals and reviews as soon as practicable, to prosecute the same with reasonable diligence and to notify each other when such approvals, authorizations and consents have been received. FFC and Bancshares will provide each other with copies of all regulatory notices and filings made in connection with the transactions contemplated by this Agreement prior to filing. Bancshares and FFC will each provide to the other copies of any correspondence received from any regulatory agency relating to such filings, and shall use its best efforts to keep the other party advised of the progress of obtaining all regulatory and third party approvals required for the consummation of all transactions contemplated by this Agreement. Within ten days from the date of this Agreement Bancshares will make an initial request of FFC for FFC to provide to Bancshares information Bancshares needs to prepare its applications for regulatory approval of the Merger. Bancshares agrees to file its applications for regulatory approval of the Merger within 45 days from the date of this Agreement or within 30 days from the date it receives the information required in the initial request for information from FFC, whichever is later.

   6.08. Nonpublic Information. Unless otherwise required by law, each party will hold any nonpublic information obtained from the other in connection with the transaction in confidence until such time as such information otherwise becomes publicly available through no wrongful act of the party holding nonpublic information of the other party, and in the event of termination of this Agreement for any reason, each party shall promptly return all nonpublic documents obtained from the other party, and any copies made of such documents, to such other party or destroy such documents and copies.


                                   ARTICLE VII

                              Conditions Precedent

   7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The Merger shall have been approved and adopted by the legally required vote of the holders of the outstanding shares of FFC Stock at a shareholders meeting duly called for the purpose of voting on the Merger.

          (b) Banking Regulators. The Merger, the Subsidiary Mergers and the transactions contemplated hereby shall have been approved by the FDIC, the Texas Banking Commissioner, and any other necessary federal or state banking authorities without any condition not reasonably acceptable to Bancshares.
All conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

          (d) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced against Bancshares or FFC or any affiliate, subsidiary, associate, officer or director of either of them, seeking to restrain, enjoin, prevent, change or rescind the transactions contemplated hereby or questioning the validity or legality of any such transactions.

          (e) Closing Date. The Closing Date shall occur as soon as practicable but in no event later than December 31, 2000 unless extended by FFC and Bancshares.

          (f) Consents Under Agreements. Bancshares, FFC and their subsidiaries shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument.

   7.02. Conditions to Obligations of Bancshares. The obligation of Bancshares to effect the Merger is subject to the satisfaction of the following conditions unless waived in writing by Bancshares:

          (a)	Representations and Warranties.  Each of the representations and warranties of FFC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes expressly contemplated by this Agreement, and Bancshares shall have received a certificate signed on behalf of FFC by its chief executive officer and chief financial officer to such effect.

          (b) Performance of Obligations of FFC. FFC shall have performed in all material respects each of the obligations required to be performed by it under this Agreement and the Plan of Merger at or prior to the Closing Date, and Bancshares shall have received a certificate signed on behalf of FFC by its chief executive officer and chief financial officer to such effect.

          (c) Opinion of Counsel. FFC shall have delivered to Bancshares an opinion of its counsel, Jenkens & Gilchrist, P.C., dated as of the Closing Date and in substantially the form and substance attached hereto as Exhibit 7.02(c).

          (d) No Material Adverse Change. There shall have been no material adverse change since December 31, 1999 in the financial condition, results of operations or business of FFC.

          (e) Environmental Audits. Phase I environmental audits of such portions of the FFC Property as are selected by Bancshares shall have been conducted at Bancshares' expense and shall, to Bancshares' satisfaction, reflect no material problems under Environmental Laws.

          (f) Consents Under Agreements. Bancshares and its subsidiaries shall have obtained the consent or approval of each person whose consent or approval of any transaction contemplated herein is required under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument.

          (g) Dissenting Shares. The number of dissenting shares shall not exceed eleven percent (11%) of the outstanding FFC Stock, not including the FFC Options.

          (h) Noncompetition Agreements of FFC Directors and Officers. Each of the directors of FFC and FSA as of the date of this Agreement shall have executed and delivered to Bancshares a non-competition agreement substantially in the form of Exhibit 7.02(h) hereto. Such non-competition agreements shall be effective as of the Closing Date and shall be null and void in the event the Merger is not consummated.

          (i) FFC Options. Each holder of an FFC Option shall have entered into a written agreement and waiver with Bancshares and FFC in the form attached hereto as Exhibit 7.02(i) that said holder will accept in full satisfaction of all rights under the FFC Options the Option Consideration due to said holder.

          (j) Directors and Officers Letters. Each of the Directors and Officers of FFC shall have executed and delivered to Bancshares the letter described in Section 5.03(c).

          (k) Termination of Employment Agreement. James W. McKinney, FFC, FSA and Bancshares shall have entered into an agreement amending the provisions of McKinney's employment agreement ("Employment Agreement") to provide (i) on the later of November 1, 2000 or one month after the Closing Date McKinney shall retire, (ii) the Employment Agreement shall terminate on the later of November 1, 2000 or one month after the Closing Date, (iii) McKinney shall receive usual compensation and benefits through the later of November 1, 2000 or one month after the Closing Date, and (iv) no compensation or other benefits shall be paid to or provided for McKinney under Section 5(c) of the Employment Agreement.

   7.03. Conditions to Obligations of FFC. The obligations of FFC to effect the Merger are subject to the satisfaction of the following conditions unless waived in writing by FFC:

          (a) Representations and Warranties. Each of the representations and warranties of Bancshares set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes expressly contemplated by this Agreement, and FFC shall have received a certificate signed on behalf of Bancshares by its chief executive officer and chief financial officer to such effect.

          (b) Performance of Obligations of Bancshares. Bancshares shall have performed in all material respects each of the obligations required to be performed by it under this Agreement and the Plan of Merger at or prior to the Closing Date, and FFC shall have received a certificate signed on behalf of Bancshares by its chief executive officer and chief financial officer to such effect.

          (c) Fairness Opinion. FFC shall have obtained, at its expense, on or before the Closing Date, the opinion of Stifel, Nicolaus & Company, acceptable to it to the effect that the terms of the transaction contemplated by this Agreement are fair from a financial point of view to the FFC Shareholders.

          (d) Opinion of Counsel. Bancshares shall have delivered to FFC an opinion of its counsel, Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., dated as of the Closing Date in substantially the form and substance attached hereto as Exhibit 7.03(d).

          (e) No Material Adverse Change. There shall have been no material adverse change since December 31, 1999 in the financial condition, results of operations or business of Bancshares.


                                   ARTICLE VIII

                            Termination and Amendment

   8.01. Termination. This Agreement and the Plan of Merger may be terminated at any time prior to the Effective Time:

          (a) by mutual consent of the Boards of Directors of Bancshares, United and FFC;

          (b) by either Bancshares and United or by FFC (A) if there has been a breach by the other party in any material respect of any representation, warranty, covenant or agreement set forth in this Agreement, or (B) if any representation or warranty of the other party shall be discovered to have become untrue in any material respect, and in either case such breach or other condition has not been cured within 10 business days following receipt by the nonterminating party of notice of such breach or other condition from the terminating party;

          (c) by either Bancshares and United or by FFC if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable;

          (d) by either Bancshares and United or by FFC if the Merger shall not have been consummated on or before December 31, 2000, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement;

          (e) by either Bancshares and United or by FFC if the FDIC or other Governmental Entity has denied approval of the Merger and such denial has become final and nonappealable; or

          (f) by either Bancshares and United or by FFC if any condition precedent to the terminating party's obligation to effect the Merger has not been satisfied and such condition cannot reasonably be expected to be satisfied prior to the date specified in Subsection 8.01(d).

   8.02. Effect of Termination. In the event of termination of this Agreement by either FFC or Bancshares as provided in Section 8.01, this Agreement and the Plan of Merger shall forthwith become void and there shall be no liability or obligation on the part of FFC, Bancshares, United or their respective officers or directors, except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided, however, that the duties of the parties with respect to nonpublic information as set forth in Section 6.09 will not be terminated.

   8.03. Amendment. Subject to the next following sentence, this Agreement and the Plan of Merger may be amended by the parties hereto by action taken or authorized by the Boards of Directors of Bancshares and FFC at any time prior to the Closing Date, except that the consideration to be received by the FFC shareholders may not be changed after the FFC shareholders' meeting. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   8.04. Extension; Waiver. At any time prior to the Effective Time, Bancshares or FFC by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other pursuant hereto, and (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IX

                               General Provisions

   9.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


          (a)  if to Bancshares or United, to

               First United Bancshares, Inc.
               Attention:  John G. Copeland
               P. O. Box 751
               El Dorado, Arkansas 71731


          with a copy to:

               Hermann Ivester, Esq.
               Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. 425 West Capitol Avenue, Suite 1800
               Little Rock, Arkansas 72201

          (b)  if to FFC, to:

               Texarkana First Financial Corporation
               Third & Olive Streets
               Texarkana, Arkansas 71854
               Attention:  Mr. James W. McKinney

          with a copy to:

               Jenkens & Gilchrist, P.C.
               1445 Ross Avenue, Suite 3200
               Dallas, Texas  75202
               Attention:  Financial Institutions Department

   9.02. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

   9.03. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

   9.04. Entire Agreement. Except for those provisions of the letter agreement dated January 26, 2000 between the parties under which First United is obligated to maintain the confidentiality of certain information and to refrain from soliciting the employment of employees of FFC, this Agreement (including the Plan of Merger and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

   9.05. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Arkansas, except that the Plan of Merger shall be filed in accordance with and comply with the corporate laws of the State of Texas.

   9.06. Publicity. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger and will use their best efforts to agree upon the text of such press release or public announcement prior to the publication of such press release or the making of such public announcement. However, the determination by Bancshares as to when and whether it will make a public statement and the contents of any such public statement shall be final and binding.

   9.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise, without the prior written consent of the other parties, provided, however, that Bancshares may assign this Agreement and its rights, interests, and obligations hereunder to BancorpSouth, Inc., by operation of law or otherwise, without the prior written consent of FFC and, in the event of an assignment other than by operation of law, so long as BancorpSouth, Inc. expressly assumes Bancshares' obligations hereunder. No such assignment shall alter or terminate Bancshares' obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns.

   9.08. Knowledge of FFC. Wherever in this Agreement any representation or warranty is made to the knowledge of FFC, such knowledge shall be limited to the actual knowledge of the directors of FFC and FSA as of the date of this Agreement and the individuals listed in Schedule 9.08 of FFC's Disclosure Schedule.

   9.09. Material Adverse Change. Material Adverse Change shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a party (or any of its subsidiaries) taken with the prior informed consent of the other party in contemplation of the transactions contemplated hereby, and
(d) the Merger and compliance with the provisions of this Agreement on the operating performance of the parties.

   9.10. Severability. In the event that any provisions of this Agreement or any portion thereof shall be finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision, and any portion of a provision, that is not invalidated by such determination, shall remain in full force and effect.

   9.11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof.

   9.12. Expenses. Except as otherwise provided herein, all expenses incurred by Bancshares and FFC in connection with or related to the authorization, preparation and execution of this Agreement, the Plan of Merger, and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same.

   9.13. Non-Survival of Representations and Warranties. The representations and warranties contained in this Agreement and all other terms, covenants and conditions hereof shall merge in the closing documents and shall not survive Closing or, after Closing be the basis for any action by any party, except as to any matter which is based upon willful fraud by a party with respect to which the representations, warranties, terms, covenants and conditions set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations and except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

     IN WITNESS WHEREOF, FFC and Bancshares have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                        First United Bancshares, Inc.


                                        By:
                                           James V. Kelley
                                           Chairman, President and
                                           Chief Executive Officer

Attest:



John G. Copeland, Secretary


                                        Texarkana First Financial Corporation


                                        By:
                                           James W. McKinney
                                           Chairman

Attest:



Debbie Rose,  Secretary

                             Exhibit 99.1


           Texarkana First Financial Corporation Announces
            Affiliation with First United Bancshares, Inc.

     Business Editors

     TEXARKANA, Ark.--May 15, 2000--James McKinney, Chairman and Chief Executive Officer of Texarkana First Financial Corporation (AMEX:FTF) ("Texarkana First Financial"), and James V. Kelley, Chairman President and Chief Executive Officer of First United Bancshares, Inc. (NASDAQ/NM:UNTD) ("First United") announced today the signing of an agreement to merge the two companies, pending approval by Texarkana First Financial's shareholders and the applicable state and federal regulatory authorities.

     Texarkana First Financial is the parent company of First Federal Savings & Loan Association of Texarkana, Arkansas which operates locations in Ashdown, DeQueen, Hope, Nashville, and Texarkana, Arkansas. At March 31, 2000, Texarkana First Financial, with total assets of $206 million, reported total loans of $171 million and total deposits of $153 million.

     First United will acquire all the outstanding stock of Texarkana First Financial for $37.5 million in cash, which equals $23.35 per outstanding share. The transaction will be accounted for as a purchase and management anticipates the earnings impact will be accretive to 2000 operating results. First United anticipates that this transaction will close in the third quarter of 2000.

     "We are excited about the opportunity to associate with First United" stated McKinney. "First United and we share a commitment to customer service as well as to our communities. The proposed transaction will enable us to expand the breadth of our services."

     "This acquisition is a natural fit for us because of our present locations in Texarkana, Texas and Hope, Arkansas," stated Kelley. "We are impressed with their management and staff and their commitment to the markets they serve."

     First United is a $2.7 billion multi-bank holding company with a non-bank subsidiary, First United Trust Company, N.A., serving 39 communities in Arkansas, Texas and Louisiana.

     First United has signed a definitive agreement to merge with BancorpSouth, Inc., a $5.8 billion bank holding company located in Tupelo, Mississippi.

     First United's common stock is listed on the NASDAQ National Market System under the symbol "UNTD" and Texarkana First Financial's common stock is listed on the American Stock Exchange under the symbol "FTF".



     CONTACT:  Texarkana First Financial Corporation, Texarkana
               James McKinney, 870/773-1103
               firstfederal@cableone.net



     INDUSTRY KEYWORD:   BANKING


Forward-looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," or "intend." These forward-looking statements include, without limitation, those relating to the benefits, prospects and completion of the merger. We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, failure or delay in obtaining required shareholder or regulatory approvals, the companies' failure to consummate the merger, inability to successfully integrate the companies after the merger, materially adverse changes in the companies' financial conditions, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, the ability of Texarkana First Financial to compete with other financial services companies, changes in Texarkana First Financial's operating or expansion strategy, geographic concentration of Texarkana First Financial's assets, the ability of Texarkana First Financial to attract, train, and retain qualified personnel, the ability of Texarkana First Financial to effectively market its services and products, Texarkana First Financial's dependence on existing sources of funding, and other factors generally understood to affect the financial results of financial service companies, and other risks detailed from time to time in Texarkana First Financial's news releases and filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

This news release may be deemed to be solicitation material with respect to the proposed merger of Texarkana First Financial and First United. Texarkana First Financial and its directors may be deemed to be participants in the solicitation of proxies with respect to a shareholders meeting to be held in connection with such merger. Information concerning the participants in the solicitation is set forth in the definitive proxy statement filed by Texarkana First Financial with the Securities and Exchange Commission on December 27, 1999 for its 2000 annual meeting of shareholders. In connection with the proposed merger, Texarkana First Financial will file a proxy statement with the Securities and Exchange Commission. Shareholders of Texarkana First Financial are encouraged to read the proxy statement, because it will contain important information about the merger, Texarkana First Financial and First United. After the proxy statement is filed with the SEC, it will be provided to the Texarkana First Financial shareholders in connection with their shareholders meeting and will be available free of charge, both on the SEC's web site (www.sec.gov) and from Texarkana First Financial's corporate secretary.